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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

             THIS EMPLOYMENT AGREEMENT is made and entered into as of March 10, 1997, by and between Saxton Incorporated, a Nevada corporation (the "Company"), and James C. Saxton ("Executive").

             1. Term. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve the Company, on the terms and conditions of this Agreement for a three-year period commencing on the date hereof (such period, subject to earlier termination or extension as provided herein, being referred to as the "Period of Employment"). Commencing on the date three years after the date hereof, and on each annual anniversary of such date (each such date being referred to as a "Renewal Date"), the Period of Employment shall be automatically extended so as to terminate one year from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give written notice to Executive or Executive shall give written notice to the Company that the Period of Employment shall not be so extended.

             2. Duties and Services. During the Period of Employment, Executive agrees to serve the Company as President and in such other offices and directorships of the Company and of its subsidiaries and related companies (collectively, "Affiliates") to which he may be elected or appointed, and to perform such other reasonable and appropriate duties as may be requested of him by the board of directors of the Company (the "Board of Directors"), in accordance with the terms herein set forth. In performance of his duties, Executive shall be subject to the direction of the Board of Directors. Excluding periods of vacation and sick leave to which Executive is entitled, Executive shall devote his full time, energy and skill during regular business hours to the business and affairs of the Company and its Affiliates and to the promotion of their interests. The principal place of performance by Executive of his duties hereunder shall be in Las Vegas, Nevada, or at such other location as may be mutually agreed upon by the Company and the Executive, but Executive may be reasonably required to travel outside that area.

             3.  Compensation.

                     (a) Salary and Bonuses. As compensation for his services hereunder, the Company shall pay Executive, during the Period of Employment, annual base salary in the amount of $360,000, payable in 24 equal installments on the first and sixteenth of each month, or at such other times as may mutually be agreed upon by the Company and Executive. On each anniversary of the date of the Agreement, the annual base salary payable hereunder shall be increased to an amount equal to 103% of the annual base salary of the immediately preceding year or such greater amount as shall be determined by the Board of Directors in its discretion. Executive shall be entitled to such bonuses and other benefits as the Board of Directors may periodically award in its discretion. Nothing contained herein shall preclude Executive from participating in the present or future employee benefit plans of the Company or of any Affiliate, including without limitation any employee stock ownership plan, pension plan, profit-sharing plan, savings plan, deferred compensation plan, stock option plan and health-and-accident plan or arrangement, if he meets the eligibility requirements therefor.
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              (b)  Fringe Benefits.  Executive shall receive employment fringe benefits not less favorable than those made available to the Company's most senior executives. In addition, the Company shall, (i) upon the request of Executive, provide Executive with an executive automobile for his use and possession, the expenses of which shall be borne by the Company, (ii) obtain, and pay all premiums payable with respect to, a $2.5 million life insurance policy for the benefit of the heirs of the Executive, and (iii) obtain, and pay all premiums payable with respect to, a long-term disability policy reasonably acceptable to Executive.

              (c) Expenses. All travel and other expenses incident to the rendering of services by Executive hereunder shall be paid by the Company. If any such expenses are paid in the first instance by Executive, the Company shall reimburse him therefor on presentation of the appropriate documentation required by the Internal Revenue Code of 1986, as amended, and Treasury Regulations or otherwise required under the Company policy in connection with such expenses.

              (d) Vacation. Executive shall be entitled to paid vacation, to be taken at time or times mutually satisfactory to Executive and the Company, in accordance with the Company's vacation policy in effect from time to time for most senior executives except as provided in the following sentences. The Company acknowledges that Executive currently has 30 weeks of accrued vacation. Executive may take such accrued vacation from time to time provided that it shall be taken at all times mutually satisfactory to Executive and Company. Moreover, in the event of the early termination of this Agreement by the Company pursuant to Section 4(a) hereof, Executive shall be paid in cash for any accrued vacation time.

        4.  Early Termination.

              (a) Notwithstanding the provisions of Section 1 hereof, Executive may be discharged by the Company for Cause (as defined in Section 4(c) hereof), in which event the Period of Employment hereunder shall cease and terminate and the Company shall have no further obligation or duties under this Agreement, except for obligations accrued under Section 3 at the date of termination. In addition, the Period of Employment hereunder shall cease and terminate upon the earliest to occur of the following events: (i) the death of Executive; or (ii) at the election of the Board of Directors (subject to the Americans With Disabilities Act), the inability of Executive by reason of physical or mental disability to continue the proper performance of his duties hereunder for a period of 180 consecutive days. Upon termination of the Period of Employment pursuant to the preceding sentence, the Company shall continue to pay to Executive or his estate, as the case may be, the entire compensation otherwise payable to him under Section 3(a) hereof for the greater of one year or the remaining Period of Employment (without giving effect to any future available renewals of the term hereof).

              (b) In the event that (i) Executive is discharged by the Company other than for Cause or other than pursuant to Section 4(a) hereof by reason of physical or mental disability, or (ii) Executive terminates employment with the Company for good reason (as defined in Section 4(d) hereof), Executive shall have no further obligations or duties under this Agreement; provided, however, that Executive shall continue to be bound by the provisions of Section 5





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hereof if the Company performs its obligations under this Section 4(b).  In the event of termination of the Period of Employment pursuant to the preceding sentence, the Company shall, in addition to paying the obligations accrued under Section 3 at the date of termination, pay Executive, within 30 days of such termination, a cash severance payment, with no duty by Executive to mitigate such payment, in an amount equal to, the entire compensation otherwise payable to him under Section 3(a) hereof for the greater of two years or the remaining Period of Employment (without giving effect to any future available renewals of the term hereof).

              (c) For purposes of this Agreement, cause ("Cause") shall be deemed to exist only (i) upon Executive's consistent, unexcused refusal to substantially perform, or willful misconduct in the substantial performance of, his duties and obligations hereunder; provided such duties and obligations are consistent with the duties and obligations imposed on Executive by this Agreement and are clearly communicated to Executive or (ii) Executive's conviction of a felony.

              (d) For purposes of this Agreement, the term "for good reason" shall mean (i) the assignment to Executive of any duties or responsibilities which in the reasonable judgment of Executive are inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2, or any other action by the Company which in the reasonable judgment of Executive results in a substantial diminishment in such position, authority, duties or responsibilities; (ii) the Company's requiring relocation of Executive, without his prior written consent, to a place of employment other than Las Vegas, Nevada, except for travel reasonably required in the performance of Executive's responsibilities; or (iii) the Company's failure to substantially comply with the provisions of Section 3 of this Agreement or other material breach by the Company of this Agreement.

        5.  Confidentiality and Non-Competition.

              (a) The Company and Executive acknowledge that the services to be performed by Executive under this Agreement are unique and extraordinary and, as a result of such employment, Executive will be in possession of confidential information, proprietary information and trade secrets (collectively, "Confidential Material") relating to the business practices of the Company and its Affiliates. Executive agrees that he will not, directly or indirectly, (i) disclose to any other person or entity either during or after his employment by the Company or (ii) use, except during his employment by the Company in the business and for the benefit of the Company or any of its Affiliates, any Confidential Material acquired by Executive during his employment by the Company, without the prior written consent of the Company. Upon termination of his employment with the Company for any reason, Executive agrees to return to the Company all tangible manifestations of Confidential Materials and all copies thereof. All programs, ideas, strategies, approaches, practices or inventions created, developed, obtained or conceived of by Executive prior to or during the term thereof, and all business opportunities presented to Executive during the term hereof by reason of his engagement by the Company, shall be owned by and belong exclusively to the Company, provided that they are related in any manner to its business or that of any of its Affiliates. Executive shall (i) promptly disclose all such programs, ideas, strategies, approaches, practices, inventions or business opportunities to the





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Company and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such items.

              (b) Executive agrees that during the Period of Employment, and for one year following the end of such Period of Employment if the termination of employment results from (i) Executive's discharge by the Company for Cause;
(ii) Executive's written notice to the Company of his decision not to extend the Period of Employment on any Renewal Date as provided in Section 1 hereof; or (iii) Executive's decision to terminate this Agreement other than "for good reason" within the meaning of Section 4(d) hereof, he will not become a stockholder, director, officer, employee or agent of or consultant to any corporation (other than an Affiliate), or member of or consultant to any partnership or other entity, or engage in any business as a sole proprietor or act as a consultant to any such entity, or otherwise engage, directly or indirectly, in any enterprise, in each case which competes with any business or activity engaged in, or known by Executive to be contemplated to be engaged in, by the Company or any of its Affiliates within ninety miles of any location in which the Company or any Affiliate does business or in which Executive has knowledge that the Company or any of its Affiliates contemplates doing business; provided, however, that competition shall not include the ownership (solely as an investor and without any other participation in or contact with the management of the business) of less than two percent of the outstanding shares of stock of any corporation engaged in any such business, which shares are regularly traded on a national securities exchange or in an over-the-counter market. Executive agrees that during the noncompete period referred to in this Section 5, neither Executive nor any person or enterprise controlled by Executive will solicit for employment any person employed the Company or any of its Affiliates at, or at any time within three months prior to, the time of the solicitation.

              (c) Executive agrees that the remedy at law for any breach by him of this Section 5 will be inadequate and that the Company shall be entitled to injunctive relief.

        6.  Miscellaneous.

               (a) Notices. Any notice or other communication required or permitted to be given hereunder shall be made in writing and shall be delivered in person, by facsimile transmission or mailed by prepaid registered or certified mail, return receipt requested, addressed to the parties as follows:

             If to the Company

                          Saxton Incorporated
                          5440 West Sahara Avenue
                          Third Floor
                          Las Vegas, Nevada 89102
                          Attention:  General Counsel
                          Facsimile No.: (702) 221-1127





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             If to Executive:

                          Mr. James C. Saxton
                          c/o Saxton Incorporated
                          5440 West Sahara Avenue
                          Third Floor
                          Las Vegas, Nevada 89102
                          Facsimile No.: (702) 221-1127

or to such other address as the party shall have furnished in writing in accordance with this Section. Such notices or communications shall be effective upon delivery if delivered in person or by facsimile and either upon actual receipt or three days after mailing, whichever is earlier, if delivered by mail.

              (b) Parties In Interest. This Agreement shall be binding upon and inure to the benefit of Executive, and it shall be binding upon and inure to the benefit of the Company and any corporation succeeding to all or substantially all of the business and assets of the Company' by mercer, consolidation, purchase of assets or otherwise.

              (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

              (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law or conflicts of laws rules and laws of such jurisdiction.

              (e) Severability. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein. If a court of competent jurisdiction determines by final judgment that the scope, time period or geographical limitations set forth in
Section 5 are too broad to be capable of enforcement, it may





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modify such covenants and enforce such provisions as to scope, time and geographical area as it deems equitable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                       SAXTON INCORPORATED



                                       By: /s/ James C. Saxton
                                          --------------------------------
                                           James C. Saxton, President

                                           /s/ James C. Saxton
                                       -----------------------------------
                                               JAMES C. SAXTON





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